NINTH AMENDMENT TO CREDIT AGREEMENT
THIS NINTH AMENDMENT TO CREDIT AGREEMENT, dated as of July 24, 2019 (this “Amendment”), is among AROTECH CORPORATION (the “Borrower”), the other Loan Parties party to the Credit Agreement described below and JPMORGAN CHASE BANK, N.A. (the “Lender”).
RECITAL
The Borrower, the other Loan Parties and the Lender are parties to a Credit Agreement dated as of March 11, 2016, as amended by a certain First Amendment to Credit Agreement dated as of June 3, 2016, as further amended by a certain Second Amendment to Credit Agreement dated as of June 25, 2016, as further amended by a certain Third Amendment to Credit Agreement dated as of June 1, 2017, as further amended by a certain Fourth Amendment to Credit Agreement dated as of June 20, 2017, as further amended by a certain Fifth Amendment to Credit Agreement dated as of September 30, 2017; as further amended by a certain Sixth Amendment to Credit Agreement dated as of July 16, 2018; as further amended by a certain Seventh Amendment to Credit Agreement dated as of July 19, 2018; and as further amended by a certain Eighth Amendment to Credit Agreement dated as of April 22, 2019 (as may be further amended or modified from time to time, the “Credit Agreement”), and desire to amend the Credit Agreement on the terms and conditions of this Amendment.
TERMS
In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:
ARTICLE IAMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:
1.1    The following definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
“CCS Program” means the project by one or more of the Loan Parties to upgrade marine training suites for the combat convoy simulators.

“Eligible Unbilled CCS Program Accounts” means, at any time, those obligations owing to any Loan Party which would constitute an Eligible Account but for the fact that an invoice has not been sent by such Loan Party; provided that each of the following conditions is also satisfied for each such obligation: (a) such obligation is covered under a written work order or other agreement between such Loan Party and the Person owing such obligation, including price verification, which is binding and enforceable on such Person to pay such obligation if it was invoiced at such time, (b) such obligation is directly related to or arising under the CCS Program, and (c) such obligation is not excluded from Eligible Unbilled CCS Program Accounts at any time by the Lender in its Permitted Discretion.

1.2    The following definitions in Section 1.01 of the Credit Agreement are restated as follows:
“Borrowing Base” means, at any time, the sum of (a) 80% of Eligible Accounts at such time, plus (b) 50% of Eligible Unbilled Accounts at such time, plus (c) 75% of Eligible Unbilled CCS Program Accounts at such time, plus (d) 40% of Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, minus (e) Reserves. The maximum amount of Eligible Unbilled Accounts which may be included as part of the Borrowing Base is $5,500,000, the maximum amount of Eligible Unbilled CCS Program Accounts which may be included as part of the Borrowing Base is $5,000,000, and the maximum amount of Eligible Inventory which may be included as part of the Borrowing Base is $2,500,000. The Lender may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base.

“Eligible Unbilled Accounts” means, at any time, those obligations owing to any Loan Party which would constitute an Eligible Account but for the fact that an invoice has not been sent by such Loan Party; provided that each of the following conditions is also satisfied for each such obligation: (a) such obligation is covered under a written work order or other agreement between such Loan Party and the Person owing such obligation, including price verification, which is binding and enforceable on such Person to pay such obligation if it was invoiced at such time, (b) such obligation has not been classified as an Eligible Unbilled Account for more than 60 days, (c) such obligation is not related to or arising under the CCS Program, and (d) such obligation is not excluded from Eligible Unbilled Accounts at any time by the Lender in its Permitted Discretion.

ARTICLE II    REPRESENTATIONS. Each Loan Party represents and warrants to the Lender that:
2.1    The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention with any law, or the terms of its articles of incorporation or organization (as applicable), by-laws or operating agreement (as applicable), or any undertaking to which it is a party or by which it is bound.
2.2    The Amendment is the valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms.
2.3    After giving effect to the amendments and waivers herein contained, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and no Default has occurred and is continuing.
ARTICLE III     CONDITIONS OF EFFECTIVENESS. This Amendment shall be effective as of the date hereof when each of the following is satisfied:
3.1    Each Loan Party and the Lender shall have executed this Amendment.

3.2    The Lender shall have received, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

3.3    The Lender shall have received such other documents requested by the Lender, including without limitation resolutions approving this Amendment and officers’ certificates.

ARTICLE IV    MISCELLANEOUS.
4.1    References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. This Amendment is a Loan Document. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Without limiting the foregoing, each of the Loan Parties acknowledges and agrees that all references to Secured Obligations in any of the Collateral Documents shall be deemed references to Secured Obligations as such term is amended hereby and as further amended or modified from time to time in accordance with the Loan Documents.
4.2    Except as expressly amended hereby, each Loan Party agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.
4.3    This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or other electronic imaging shall be enforceable as originals.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.

AROTECH CORPORATION

By: /s/ Kelli L. Kellar

Name: Kelli L. Kellar

Title: VP Finance & CFO

FAAC INCORPORATED

By: /s/ Kelli L. Kellar

Name: Kelli L. Kellar

Title: Treasurer

ELECTRIC FUEL BATTERY CORP.

By: /s/ Kelli L. Kellar

Name: Kelli L. Kellar

Title: Treasurer

UEC ELECTRONICS, LLC

By: /s/ Kelli L. Kellar

Name: Kelli L. Kellar

Title: Treasurer

JPMORGAN CHASE BANK, N.A.

By: /s/ Michelle L. Montague

Name: Michelle L. Montague

Title: Vice President

SIGNATURE PAGE TO NINTH AMENDMENT TO CREDIT AGREEMENT